Exhibit 99.1

FOR IMMEDIATE RELEASE

Thomas A. Wagner Elected to

Broadwind Energy’s Board of Directors

NAPERVILLE, Ill., March 29, 2011—Broadwind Energy, Inc. (NASDAQ: BWEN) today announced the election of Thomas A. Wagner, 59, to its Board of Directors. His appointment, which was effective on March 25, 2011, brings the number of directors on Broadwind’s Board to six.

“I am delighted that Thomas Wagner has joined Broadwind’s Board of Directors,” said Peter C. Duprey, president and CEO of Broadwind Energy. “Tom has significant experience in the wind energy and gas turbine business. He brings a wealth of knowledge with respect to complex drivetrains and service models. His demonstrated technology leadership in the development, delivery and service of world class engineered energy products will be especially beneficial as Broadwind continues to execute on our strategy to provide integrated solutions to energy and infrastructure customers to help them build their businesses better.”

Wagner’s diversified energy industry experience includes more than 30 years with GE Energy in various engineering leadership positions in developing, delivering and servicing nuclear plants, gas turbines, wind turbines and generators. Wagner served as GE Wind’s general manager of engineering, where he was instrumental in developing the reliability programs and product improvement plans for the GE 1.5 MW turbine. Since January 2011, Wagner has served as head of engineering at Nordic Windpower, a turbine provider for community wind and utility markets worldwide. Prior to this, Wagner served as chief technology officer of Gas Turbine Efficiency plc, an early stage company focused on turbine efficiency, where he led the design and validation of technology to enhance the operation of aviation, industrial and power generator turbine plants around the world.

About Broadwind Energy, Inc.

Broadwind Energy (NASDAQ: BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears to wind towers, to comprehensive remanufacturing of gearboxes and blades, to operations and maintenance services, and heavy industries, we have solutions for the energy needs of the future. With facilities throughout the U.S., Broadwind Energy’s talented team of more than 800 employees is committed to helping customers maximize performance of their investments —quicker, easier and smarter. Find out more at www.bwen.com.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. The Company’s forward looking statements may include or relate to the Company’s plans to grow its business and its expectations regarding its operations and the business of its customers; the sufficiency of the Company’s working capital; and the Company’s expectations regarding the state of the wind energy market generally, as well as the Company’s expectations relating to the economic downturn and the potential impact on its business and the business of its customers. For further discussion of risks and uncertainties, individuals should refer to the Company’s SEC filings. The Company undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement.

CONTACT: John Segvich, 630.995.7137, john.segvich@bwen.com